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                                                                    Exhibit 23.1










INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-46882 on Form S-3, No. 333-62008 on Form S-8 and No. 333-56194 on Form S-8
of Pathmark Stores, Inc., of our report dated March 26, 2002, appearing in this Annual Report on Form 10-K of Pathmark Stores, Inc. for the year ended
February 2, 2002.



Deloitte & Touche LLP

New York, New York
May 1, 2002